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                                                                    EXHIBIT 10.1

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                                     FORM OF

                     EMPLOYEE BENEFITS ALLOCATION AGREEMENT

                                 by and between

                           GENERAL SIGNAL CORPORATION,

                             a New York corporation

                                       and

                         GENERAL SIGNAL NETWORKS, INC.,

                             a Delaware corporation

                                  -------------

                            As of __________ __, 1998

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

1.1      General..........................................................   1

                                   ARTICLE II

                               GENERAL PRINCIPLES

2.1      Relation to Distribution Agreement...............................   4
2.2.     Liabilities for Compensation and Benefits, Etc...................   4
2.3      Non-U.S. Employees...............................................   5

                                   ARTICLE III

                            PENSION AND SAVINGS PLANS

3.1      Retirement Plan and Benefit Equalization Plan....................   5
3.2      Savings Plans....................................................   5
3.3      Deferred Compensation Plan.......................................   6
3.4      Canadian Plans...................................................   6

                                   ARTICLE IV

                                 INCENTIVE PLANS

4.1      Stock Options....................................................   6
4.2      Restricted Stock.................................................   7
4.3      Incentive Compensation Plans.....................................   7

                                    ARTICLE V

                                WELFARE BENEFITS

5.1      In General.......................................................   8
5.2      Health Coverage..................................................   8
5.3      Continuity of Certain Plans......................................   9
5.4      Long-Term Disabled Employees.....................................   9


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                                   ARTICLE VI

                       EMPLOYMENT TRANSFERS AND SEVERANCE

6.1      Employment Transfers; No Severance...............................  10
6.2      Assumption of Certain Severance Liabilities......................  10

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      Complete Agreement...............................................  10
7.2      Expenses.........................................................  10
7.3      Governing Law....................................................  12
7.4      Notices..........................................................  11
7.5      Amendment and Modification.......................................  11
7.6      Successors and Assigns; No Third-Party Beneficiaries.............  11
7.7      Counterparts.....................................................  11
7.8      Interpretation...................................................  12
7.9      Legal Enforceability.............................................  12
7.10     References; Construction.........................................  12
7.11     Termination......................................................  12

List of Schedules:

Schedule I     Networks Savings Plan Participants
Schedule II    Certain Options
Schedule III   Listed Welfare Plans


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                     EMPLOYEE BENEFITS ALLOCATION AGREEMENT

            EMPLOYEE BENEFITS ALLOCATION AGREEMENT, dated as of _________ __, 1998, by and between General Signal Corporation, a New York corporation ("General Signal"), and General Signal Networks, Inc., a Delaware corporation and indirect wholly owned subsidiary of General Signal ("Networks").

                              W I T N E S S E T H:

            WHEREAS, the Board of Directors of General Signal has determined that it is appropriate and desirable to separate General Signal and its subsidiaries into two companies by: (1) consolidating into Networks and its subsidiaries all of General Signal's telecommunications and data networking businesses that are not already in Networks and its subsidiaries and (2) distributing (the "Distribution") to the holders of the issued and outstanding shares of common stock, $6.67 par value (in the case of shares issued in or prior to 1969) and $1 par value (in the case of all other shares), of General Signal all of the issued and outstanding shares of common stock, par value $.01 per share, of Networks in accordance with Article III of the Distribution Agreement of even date herewith (the "Distribution Agreement");

            WHEREAS, the Distribution Agreement contemplates that the parties will also enter into this Employee Benefits Allocation Agreement relating to the manner in which they will allocate responsibility for certain employee benefit matters;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            Affiliate: as defined in the Distribution Agreement.

            Benefit Equalization Plan: the General Signal Corporation Benefit Equalization Plan.

            Canadian Pension Plan: the Pension Plan for Salaried Employees of General Signal Limited in Canada.

            Canadian Savings Plan: the General Signal Limited Savings and Stock Ownership Plan (Canada).


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            Code: the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations thereunder.

            Distribution: as defined in the preamble to this Agreement.

            Distribution Date: as defined in the preamble to this Agreement.

            ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any applicable regulations thereunder.

            General Signal: as defined in the preamble to this Agreement.

            General Signal Beneficiary: an individual entitled to receive benefits under any Plan by virtue of a relationship to a General Signal Employee or General Signal Former Employee (for example, by reason of being a member of the family or a designated beneficiary of a General Signal Employee or General Signal Former Employee).

            General Signal Employee: any individual who is, as of the Distribution Date, an employee of any member of either Group, other than a Networks Employee.

            General Signal Former Employee: any individual who is neither a General Signal Employee nor a Networks Employee, but at any time prior to the Distribution Date was an employee of any member of either Group and immediately before he or she left such employment for the last time was not primarily employed in the Networks Business.

            General Signal Group: as defined in the Distribution Agreement.

            General Signal Option: an option to acquire General Signal Common Stock granted pursuant to the General Signal Corporation 1996 Stock Incentive Plan, the General Signal Corporation 1992 Stock Incentive Plan, the General Signal Corporation 1989 Stock Option and Incentive Plan, the General Signal Corporation 1985 Stock Option and Incentive Plan, the Data Switch Corporation 1989 Incentive Stock Option Plan, the Data Switch Corporation 1983 Incentive Stock Option Plan, or the Data Switch Corporation 1982 Incentive Stock Option Plan.

            General Signal Restricted Stock: restricted stock consisting of shares of General Signal Common Stock granted pursuant to the General Signal Corporation 1996 Stock Incentive Plan, the General Signal Corporation 1992 Stock Incentive Plan, the General Signal Corporation 1989 Stock Option and Incentive Plan, or the General Signal Corporation 1985 Stock Option and Incentive Plan, as to which the restrictions have not lapsed as of the Distribution Date.

            General Signal Savings Plan: the General Signal Savings and Stock Ownership Plan.

            General Signal Savings Plan Trust: the trust funding the General Signal Savings Plan.

            Group: as defined in the Distribution Agreement.


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            Liabilities: as defined in the Distribution Agreement.

            Listed Welfare Plans: as defined in Section 5.1.

            Local Agreements: as defined in the Distribution Agreement.

            Mirror Welfare Plans: as defined in Section 5.1.

            Nasdaq: as defined in the Distribution Agreement.

            Networks: as defined in the preamble to this Agreement.

            Networks Beneficiary: an individual entitled to receive benefits under any Plan by virtue of a relationship to a Networks Employee or Networks Former Employee (for example, by reason of being a member of the family or a designated beneficiary of a Networks Employee or Networks Former Employee).

            Networks Business: as defined in the Distribution Agreement.

            Networks Common Stock: as defined in the Distribution Agreement.

            Networks Employee: any individual who immediately prior to the Distribution Date is an officer or employee of any member of either Group and
(a) is primarily employed in the Networks Business or (b) will be an employee of the Networks Group immediately following the Distribution.

            Networks Former Employee: any individual who is neither a General Signal Employee nor a Networks Employee but at any time prior to the Distribution Date was an employee of any member of either Group and immediately before he or she left such employment for the last time was primarily employed in the Networks Business.

            Networks Group: as defined in the Distribution Agreement.

            Networks Option: as defined in Section 4.1(a).

            Networks Savings Plan: as defined in Section 3.2(a).

            Networks Savings Plan Participants: as defined in Section 3.2(b).

            Networks Savings Plan Trust: as defined in Section 3.2(a).

            Person: as defined in the Distribution Agreement.

            Plan: any written or unwritten plan, policy, program, payroll practice, ongoing arrangement, trust, fund, contract, insurance policy or other agreement or funding vehicle provided by, contributed to or sponsored by one or more members of the General Signal Group or the Networks Group, providing benefits to employees, former employees or their beneficiaries,


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dependents and family members, regardless of whether it is mandated under local law or negotiated or agreed to as a term or condition of employment or otherwise, and regardless of whether it is governmental, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory.

            Ratio: the amount obtained by dividing (i) the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in The Wall Street Journal, for the General Signal Common Stock with due bills on each of the five consecutive trading days prior to the Distribution Date by (ii) the average of the daily high and low trading prices on Nasdaq, as reported in The Wall Street Journal, for the Networks Common Stock, regular way, on each of the first five trading days immediately following the Distribution Date on which the Networks Common Stock and the General Signal Common Stock both trade regular way.

            Retirement Plan: the Corporate Retirement Plan of General Signal Corporation.

            Straddle Period: as defined in Section 4.2(b).

            Welfare Benefit Plan: any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not such Plan is subject to ERISA).

                                   ARTICLE II

                               GENERAL PRINCIPLES

            2.1. Relation to Distribution Agreement. All Liabilities for which Networks or the Networks Group is made responsible under this Agreement shall be Networks Liabilities within the meaning of the Distribution Agreement. All Liabilities for which General Signal or the General Signal Group is made responsible under this Agreement shall be General Signal Liabilities within the meaning of the Distribution Agreement. The provisions of Article IV (relating to indemnification) and Article VII (relating to arbitration) of the Distribution Agreement shall apply to such Liabilities.

            2.2. Liabilities for Compensation and Benefits, Etc. Except as specifically provided otherwise in this Agreement: (i) the Networks Group shall be solely responsible for all Liabilities for or relating to the compensation and benefits of Networks Employees and Networks Former Employees, whether arising before, on or after the Distribution Date, as well as for all Liabilities to such individuals and Networks Beneficiaries arising out of the employment of such individuals by any member of either Group before the Distribution Date; (ii) the General Signal Group shall be solely responsible for all Liabilities for or relating to the compensation and benefits of General Signal Employees and General Signal Former Employees, whether arising before, on or after the Distribution Date, as well as for all Liabilities to such individuals and General Signal Beneficiaries arising out of the employment of such individuals by any member of either Group before the Distribution Date; and
(iii) the active participation of Networks Employees, Networks Former Employees and Networks Beneficiaries in Plans sponsored or maintained by any member of the General Signal Group shall cease as of the Distribution Date.


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            2.3. Non-U.S. Employees. To the extent that any specific provision contained in any Local Agreement relating to the treatment of Networks Employees or Networks Former Employees who are or were employed outside the United States, and to the treatment of Plans for the benefit of such individuals and their Networks Beneficiaries, is inconsistent with any provision of this Agreement, the provision of the Local Agreement shall control.

                                   ARTICLE III

                            PENSION AND SAVINGS PLANS

            3.1. Retirement Plan and Benefit Equalization Plan. As of the Distribution Date, the Networks Employees who are participants in the Retirement Plan and/or the Benefit Equalization Plan shall be fully vested in their accrued benefits thereunder, and shall cease to accrue any additional benefits thereunder. The General Signal Group shall retain all responsibility for Liabilities to Networks Employees, Networks Former Employees and Networks Beneficiaries under, arising out of or relating to the Retirement Plan and the Benefit Equalization Plan.

            3.2. Savings Plans. (a) Effective as of the Distribution Date, Networks shall establish a defined contribution plan (the "Networks Savings Plan") and a related, separate trust (the "Networks Savings Plan Trust"), to assume Liabilities of and receive the transfer of assets from the General Signal Savings Plan and the General Signal Savings Plan Trust as provided for in this
Section 3.2. Networks shall take all steps necessary or appropriate to ensure that the Networks Savings Plan is qualified in accordance with Section 401(a) of the Code, and that the Networks Savings Plan Trust is exempt from taxation under
Section 501(a) of the Code, including without limitation submitting the Networks Savings Plan to the IRS for a determination letter within the remedial amendment period and timely adopting any amendments thereto required by the IRS as a condition to the issuance of such determination letter.

            (b) General Signal and Networks shall take all actions as may be necessary or appropriate in order to effect the transfer to the Networks Savings Plan and the Networks Savings Plan Trust, on or as soon as practicable after the Distribution Date, of the balances of all accounts under the General Signal Savings Plan of (i) Networks Employees and (ii) Networks Former Employees and Networks Beneficiaries identified on Schedule I hereto (collectively, the individuals described in clauses (i) and (ii) being referred to as the "Networks Savings Plan Participants"). The transfer of such accounts shall be made in kind, to the extent the assets thereof consist of General Signal Common Stock or Networks Common Stock, and otherwise in cash.

            (c) General Signal and Networks shall cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with participants, maintaining and transferring appropriate records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 3.2 and to cause the transfers of assets pursuant to Sections 3.2(b) to take place as soon as practicable after the Distribution Date.


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            (d) Subject to the completion of the transfer provided for in
Section 3.2(b), and effective as of the Distribution Date, the Networks Savings Plan and the Networks Group shall assume, and shall be solely responsible for, all Liabilities to or with respect to Networks Savings Plan Participants under the General Signal Savings Plan. The General Signal Group shall remain solely responsible for all other Liabilities arising under or relating to the General Signal Savings Plan, and the Networks Group shall be solely responsible for all Liabilities under, arising out of or relating to the Networks Savings Plan.

            (e) The General Signal Savings Plan and the Networks Savings Plan shall provide that participants shall not be permitted to retain or invest their account balances in Networks Common Stock or General Signal Common Stock, respectively, but that any such Networks Common Stock or General Signal Common Stock, respectively, shall be exchanged for, or disposed of and the proceeds reinvested in, General Signal Common Stock or Networks Common Stock, respectively, by a fiduciary of the applicable Plan in an orderly and prudent manner consistent with all applicable fiduciary duties. In order to facilitate the foregoing, General Signal and Networks shall cooperate and take all steps necessary and appropriate so that, as soon as practicable following the Distribution Date, the trustee of the General Signal Savings Plan Trust and the trustee of the Networks Savings Plan Trust exchange shares of Networks Common Stock held in the General Signal Savings Plan Trust for shares of General Signal Common Stock held in the Networks Savings Plan Trust, to the greatest extent possible[, at an exchange ratio that is approved by an independent fiduciary].

            3.3. Deferred Compensation Plan. Effective as of the Distribution Date, the Networks Group shall assume and be solely responsible for all Liabilities to Networks Employees under, arising out of or relating to the General Signal Deferred Compensation Plan.

            3.4. Canadian Plans. [Provisions to be inserted whereby: (i) General Signal retains all liabilities for accrued benefits under the Canadian Pension Plan of Networks Employees and Networks Former Employees; (ii) Networks will reimburse General Signal for the amount of additional benefit liability attributable to enhancements under the Canadian Pension Plan that will be required by law to be provided for Networks Employees (but General Signal will bear incidental costs such as actuaries' fees); (iii) all account balances of Networks Employees in the Canadian savings plan will be fully vested; and (iv) a new Networks Canadian savings plan will be established to which Networks Employees can elect to transfer their savings plan accounts.]

                                   ARTICLE IV

                                 INCENTIVE PLANS

            4.1. Stock Options. General Signal and Networks shall take all action necessary or appropriate so that as soon as practicable after the Distribution Date and effective immediately after the Distribution, each General Signal Option held by a Networks Employee immediately before the Distribution, other than those identified on Schedule I hereto, is converted as set forth in Sections 4.1(a) and 4.1(b) below.


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            (a) Each such General Signal Option shall be converted into an option (a "Networks Option") with respect to a number of shares of Networks Common Stock equal to the number of shares subject to such General Signal Option immediately before such conversion, times the Ratio, and with a per-share exercise price equal to the per-share exercise price of such General Signal Option immediately before such conversion, divided by the Ratio.

            (b) The terms and conditions of each Networks Option into which a General Signal Option is converted pursuant to this Section 4.1 shall be the same as those of such General Signal Option, except that: (i) references to employment with or termination of employment with General Signal and its Affiliates shall be considered to be changed to references to employment with or termination of employment with Networks and its Affiliates; (ii) references to a change of control or other corporate transaction involving General Signal shall be considered to be changed to references to a change of control or other corporate transaction involving Networks (excluding transactions related to the Distribution); and (iii) other references to General Signal and its Affiliates shall be considered to be changed to references to Networks and its Affiliates as appropriate.

            (c) Effective as of the Distribution Date, Networks shall assume and be solely responsible for all Liabilities with respect to the Networks Options into which General Signal Options are converted pursuant to this Section 4.1. General Signal Options held by Networks Former Employees and Networks Beneficiaries shall not be converted as provided in this Section, but shall be adjusted in the same manner as General Signal Options held by employees of the General Signal Group, and General Signal shall remain solely responsible for all Liabilities with respect thereto.

            4.2. Restricted Stock. As soon as practicable after the Distribution Date, General Signal shall cause all General Signal Restricted Stock held by a Networks Employee to be cancelled in exchange for a payment of cash equal to the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in The Wall Street Journal, for the General Signal Common Stock with due bills on each of the five consecutive trading days prior to the Distribution Date.

            4.3. Incentive Compensation Plans. (a) Each individual who is a Networks Employee on the day after the Distribution Date and who is a participant in the General Signal Corporation Incentive Compensation Plan immediately before the Distribution Date shall be entitled to receive an award for the year in which the Distribution occurs, payable in cash as soon as practicable after the Distribution Date, equal to (i) the award such Networks Employee would have been entitled for such year if he or she had remained employed by the General Signal Group, but computed based solely upon such employee's earned base salary during such year up to the Distribution Date and actual performance through the end of the latest calendar month that ends on or before the Distribution Date as compared to the budget for the same period. Such award shall be in full satisfaction of the rights of such Networks Employee under such plan, and such Networks Employee shall otherwise cease to participate in such plan as of the Distribution Date.


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            (b) Each individual who is a Networks Employee on the day after the
Distribution Date and who is a participant in the General Signal Corporation Long-Term Incentive Compensation Plan immediately before the Distribution Date shall be entitled to receive an award for each performance period under such plan that begins before and ends after the Distribution (each such performance period, a "Straddle Period"), payable in cash as soon as practicable after the Distribution Date, equal to (i) the award such Networks Employee would have been entitled for such Straddle Period if he or she had remained employed by the General Signal Group, but computed based solely upon such employee's earned base salary during such Straddle Period up to the Distribution Date and actual performance through the end of the latest calendar quarter that ends on or before the Distribution Date as compared to the budget for the same period. Such awards shall be in full satisfaction of the rights of such Networks Employee under such plan, and such Networks Employee shall otherwise cease to participate in such plan as of the Distribution Date.

            (c) The awards payable pursuant to this Section 4.3 shall be computed by General Signal, whose determination shall be final and binding on Networks and the Networks Employees, and shall be paid by Networks. Except as provided in the foregoing sentence, General Signal shall remain responsible for all Liabilities under, arising out of or relating to the General Signal Corporation Incentive Compensation Plan and the General Signal Corporation Long-Term Incentive Compensation Plan.

            (d) From and after the Distribution Date, Networks Employees shall cease to be entitled to, and shall not receive, any payments, General Signal Common Stock or other compensation or benefits under the General Signal Patent Award program.

            (e) As of the Distribution Date, the Networks Group shall retain or assume, as applicable, and be solely responsible for, all Liabilities under, arising out of or relating to any Plan providing incentive compensation to Networks Employees not otherwise specifically provided for in this Agreement.

                                    ARTICLE V

                                WELFARE BENEFITS

            5.1. In General. Except as provided in Section 5.4, effective as of the Distribution Date, Networks Employees, Networks Former Employees and Networks Beneficiaries shall cease to participate in Welfare Benefit Plans sponsored by any member of the General Signal Group. The Networks Group shall continue to be responsible for reimbursing the General Signal Group for all Liabilities incurred under such Welfare Benefit Plans to or with respect to Networks Employees, Networks Former Employees and Networks Beneficiaries with respect to participation therein through the Distribution Date.

            5.2. Health Coverage. The Networks Group shall be responsible for providing coverage under Welfare Benefit Plans to Networks Employees, Networks Former Employees and Networks Beneficiaries from and after the Distribution Date, including without


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limitation to individuals who are, as of the Distribution Date, receiving group health continuation coverage ("COBRA Coverage") pursuant to the requirements of
Section 4980B of the Code and part 6 of Title I of ERISA. Such coverage shall be sufficient to prevent the imposition upon General Signal of an obligation to provide COBRA Coverage to any Networks Employee, Networks Former Employee or Networks Beneficiary as a result of the Distribution.

            5.3. Continuity of Certain Plans. Without limiting the generality of the foregoing provisions of this Article V, Networks shall establish, effective as of the Distribution Date, Plans (the "Mirror Welfare Plans") substantially the same as the Welfare Benefit Plans listed on Schedule II hereto (the "Listed Welfare Plans") for the benefit of Networks Employees, Networks Former Employees and Networks Beneficiaries who are participants in the Listed Welfare Benefit Plans immediately before the Distribution Date. Each Mirror Welfare Plan shall, to the extent permitted by applicable law, provide benefits to the Networks Employees, Networks Former Employees and Networks Beneficiaries who are participants therein without interruption or change solely as a result of the transition from the corresponding Listed Welfare Plan, and, without limiting the generality of the foregoing: (i) shall, to the extent applicable, recognize all amounts applied to deductibles, out-of-pocket maximums and lifetime maximum benefits with respect to such individuals under the corresponding Listed Welfare Plan for the plan year that includes the Distribution Date and for prior periods (if applicable); (ii) shall, to the extent applicable, not impose any limitations on coverage of preexisting conditions of such individuals except to the extent such limitations applied to such individuals under the corresponding Listed Welfare Plan immediately before the Distribution Date; and (iii) shall not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by such individuals who were participating in the corresponding Listed Welfare Plan immediately before the Distribution Date. The Mirror Welfare Plans shall remain in effect through the end of the calendar year in which the Distribution Date occurs, and General Signal and Networks shall cooperate so that, to the extent reasonably practicable, all third-party administrators and other service providers who render services to General Signal in connection with the Listed Welfare Plans enter into separate contracts with the Networks Group to provide such services on a substantially similar basis with respect to the Mirror Welfare Plans through the end of such calendar year.

Long-Term Disabled Employees. Notwithstanding Section 5.1, General Signal shall remain responsible for all Liabilities to Networks Former Employees and their Networks Beneficiaries under [name of LTD plan] (the "LTD Plan") who are eligible to receive benefits under the LTD Plan as of the Distribution Date, for so long as they remain eligible therefor. If and when any such Networks Former Employee is able to return to work, the Networks Group, and not the General Signal Group, shall be responsible for complying with any obligation to employ such Networks Former Employee that may be imposed by applicable law or regulations on any member of either Group.


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                                   ARTICLE VI

                       EMPLOYMENT TRANSFERS AND SEVERANCE

            6.1. Employment Transfers; No Severance. General Signal and Networks shall take all steps necessary and appropriate so that, as of the Distribution Date, all individuals who are employed in the Networks Business immediately before the Distribution Date are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the Networks Group, and all individuals who are employed by any member of the Group but not in the Networks Business are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the General Signal Group. Such steps shall include, where necessary or appropriate under local law, making employment offers and/or transferring contracts of employment on such terms and conditions as may be required under local law to prevent giving rise to a right, on the part of such individuals, to refuse a transfer and/or to claim severance, redundancy, salary continuation or similar benefits. General Signal and Networks agree that, except as specifically provided by law or otherwise in this Agreement, individuals who, in connection with the Distribution, become Networks Employees shall not be deemed to have experienced a termination or severance of employment from Monsanto and its subsidiaries for purposes of any Plan that provides for the payment of severance, redundancy, salary continuation or similar benefits.

            6.2. Assumption of Certain Severance Liabilities. The Networks Group shall assume and be solely responsible for all Liabilities in connection with claims made by or on behalf of the following individuals in respect of severance, redundancy and similar pay, salary continuation and similar obligations relating to the termination or alleged termination of any such individual's employment before, on or after the Distribution Date: (i) Networks Employees and Networks Former Employees; and (ii) Employees who have been designated as employed in the Networks Business who do not become Networks Employees because they exercise their rights, under local law, to refuse to transfer to the employment of a member of the Networks Group. Notwithstanding any other provision of this Agreement, individuals described in clause (ii) of the preceding sentence shall be considered to be Networks Former Employees from and after the date they cease to be Employees of the General Signal Group.

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1. Complete Agreement. This Agreement, the Schedules hereto and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

            7.2. Expenses. Networks shall be responsible for all costs and expenses of establishing its own Plans, including without limitation the Networks Savings Plan and the Net-


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works Savings Plan Trust. The other costs and expenses of implementing this
Agreement shall be borne by General Signal, except as specifically provided otherwise in Section 3.4.

            7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

            7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to General Signal:   General Signal Corporation
                                    Box 10010 High Ridge Park
                                    Stamford, Connecticut  06904-2010
                                    Fax: 203-329-4396
                                    Attn:  General Counsel

            If to Networks:         General Signal Networks, Inc.
                                    13000 Midlantic Drive
                                    Mt. Laurel, New Jersey  08054
                                    Fax:  609-273-1555
                                    Attn:  Robert Coackley

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 7.4.

            7.5. Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

            7.6. Successors and Assigns; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

            7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            7.8. Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

            7.9. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

            7.10. References; Construction. References to any "Article," "Schedule" or "Section," without more, are to Articles, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

            7.11. Termination. Any provision hereof to the contrary notwithstanding, this Agreement shall be terminated if the Distribution Agreement and the Distribution are abandoned at any time prior to the Distribution Date pursuant to Section 10.12 of the Distribution Agreement. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    GENERAL SIGNAL CORPORATION


                                    By:_______________________________
                                       Name:
                                       Title:

                                    GENERAL SIGNAL NETWORKS, INC.


                                    By:_______________________________
                                       Name:
                                       Title:

                                   Schedule I

                       Networks Savings Plan Participants

            [List]

                                   Schedule II

                                 Certain Options

            All General Signal Options held by Terry Mortimer.

                                  Schedule III

                              Listed Welfare Plans

            General Signal Comprehensive Medical Plan

            General Signal Catastrophic Medical Plan

            General Signal Dental Plan

            General Signal Prescription Drug Plan

            General Signal Group Universal Life Insurance

            CIGNA HealthCare HMOs